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             CONSENT OF ONESOURCE INFORMATION SERVICES, INC.


     The undersigned hereby consents to the references to this firm and to the use of the information reported by this firm as appear under the captions "Prospectus Summary - The Company - General - Name Recognition Within the Insurance Industry," "Business - General - Name Recognition Within the Insurance Industry," and "Business - Insurance Research" in the Registration Statement on Form S-1 (No. 333-35993), as it may be amended from time to time, filed by Conning Corporation with the Securities and Exchange Commission in connection with Conning Corporation's initial public offering of its common stock.

     The undersigned further consents to the incorporation by reference of this consent pursuant to Rule 439(b) under the Securities Act of 1933, as amended (the "Securities Act"), into any subsequent registration statement relating to the same offering that may be filed pursuant to Rule 462(b) under the Securities Act.

                               ONESOURCE INFORMATION SERVICES, INC.



                               By: /s/ Roy London
                                  --------------------------------
                               Name: Roy London
                                    ------------------------------
                               Title: V.P. Finance
                                     -----------------------------


Cambridge, Massachusetts
November 6, 1997